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Exhibit 10.25

AGILENT TECHNOLOGIES, INC.

SUPPLEMENTAL BENEFIT RETIREMENT PLAN

(Amended and Restated Effective January 1, 2005)

SECTION 1.    ESTABLISHMENT AND PURPOSE OF PLAN

        The Plan is intended to provide supplemental retirement benefits to certain management and highly compensated employees equal to those benefits that are limited under the Deferred Profit Sharing Plan and/or Retirement Plan because of the limitations on contributions and benefits imposed by Section 415 of the Code and the limitation on compensation imposed by Section 401(a)(17) of the Code. This Plan is intended to be an unfunded excess benefit plan under Sections 3(36) and 4(b)(5) of ERISA. The Company retains the right, as provided in Section 8, to amend or terminate the Plan in accordance with the requirements under Section 409A of the Code. The Plan is administered by the Compensation Committee of the Board of Directors of the Company, as provided in Section 7.

        Benefits accrued under this Plan prior to January 1, 2005 shall be governed by the terms and conditions of this Plan as in effect as of December 31, 2004. Benefits accrued under this Plan on or after January 1, 2005 shall be governed under this Plan effective December 31, 2004, as amended from time to time.

SECTION 2.    DEFINITIONS

        Certain capitalized words and phrases used in the text of the Plan shall have the meaning attributed to them in the DPSP or RP or the following meaning unless the text further specifies the meaning or from the context it clearly appears otherwise:

        (a)   "Actual DPSP Account" means the amount in the separate account established for each Participant under the DPSP.

        (b)   "Actual RP Benefit" means the benefit in fact determined under the RP as of the date when benefits are to be paid under the DPSP or RP.

        (c)   "Committee" means the Compensation Committee of the Board of Directors of the Company; provided, that for purposes of Section 9, with respect to any Participant other than a Participant who is an executive officer as defined under the Securities Exchange Act of 1934 and the regulations thereunder, Committee means the Executive Committee of the Board of Directors of the Company.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (e)   "Company" means Agilent Technologies, Inc., a Delaware corporation.

        (f)    "Distribution Date" means the date the Company is no longer a member of the Hewlett-Packard Company controlled group of corporations (within the meaning of Section 1563(a) of the Code).

        (g)   "DPSP" or "Deferred Profit Sharing Plan" means the Agilent Technologies, Inc. Deferred Profit Sharing Plan adopted and effective as of May 1, 2000, and as it may be amended from time to time.

        (h)   "Employer" means the Company or any of its affiliates as determined under Treasury Regulation § 1.409A-1(h)(3).

        (i)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        (j)    "Participant" means any individual entitled to a Virtual DPSP Account under Section 4 or a Virtual Retirement Benefit under Section 5.

        (k)   "Plan" means the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan, as described herein and as it may be amended from time to time.

        (l)    "RP" or "Retirement Plan" means the Agilent Technologies, Inc. Retirement Plan adopted and effective as of May 1, 2000, and as it may be amended from time to time.

        (m)  "Terminate" or "Terminates" means a separation from service within the meaning of Treasury Regulation § 1.409A-1(h). A Participant shall not be deemed to have separated from service if the Participant continues to provide services to an Employer at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Employer (or if employed by the Employer less than three (3) years, such lesser period); provided, however, that a separation from service will be deemed to have occurred if a Participant's service with an Employer is reduced to an annual rate that is less than twenty percent (20%) of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Employer (or if employed by the Employer less than three (3) years, such lesser period).

        (n)   "Termination Date" means the date in which a Participant Terminates.

        (o)   "Virtual DPSP Account" means a bookkeeping account established under Section 4 to which is credited all investment earnings as provided in Section 4.

        (p)   "Virtual Retirement Benefit" means the benefit payable to a Participant or Beneficiary determined under Section 5.

        (q)   "Virtual RP Benefit" means the benefit determined under the RP based on the Annuity Value of the Actual DPSP Account, if applicable, but otherwise without regard to the limitations of Section 415 or Section 401(a)(17) of the Code.

SECTION 3.    ELIGIBILITY AND PARTICIPATION

        (a)   General Rule.    Any individual who is participating in the DPSP and/or the RP and who by reason of the limitations of Section 415 or Section 401(a)(17) of the Code is unable to receive the formula contributions or benefits otherwise provided under the DPSP and/or RP shall automatically be a Participant in this Plan.

        (b)   Termination of Participation.    An individual shall cease to be a Participant as of the date he or she ceases to be an Employee, unless the individual is entitled to benefits hereunder, in which event his or her status as a Participant shall terminate on the earlier of the date of his or her death or the date no further amount is payable to the individual hereunder.

SECTION 4.    VIRTUAL DPSP ACCOUNTS

        A separate account, called a "Virtual DPSP Account," shall be maintained by the Committee for each Participant. The value of the Virtual DPSP Account as of May 1, 2000 shall equal the value of the Virtual DPSP Account each Participant had under the Hewlett-Packard Company Excess Benefit Retirement Plan on the business day preceding May 1, 2000. As of the last day of each Plan Year, or in the case of an Employee who Terminates and who has made claim for benefits under the DPSP, as of the Employee's Valuation Date (if other than the last day of the Plan Year), each Virtual DPSP Account shall be revalued. For purposes of valuation, the Virtual DPSP Account shall be deemed invested as the assets of the DPSP.

SECTION 5.    VIRTUAL RETIREMENT BENEFIT

        (a)   Determination of Benefit.    The benefits payable under this Plan shall be determined as of the date when benefits are to be paid under the DPSP or RP or (i) prior to January 1, 2008, as of the

October 31, or (ii) on or after January 1, 2008, as of the last day of the fiscal quarter, preceding the distribution date of benefits under this Plan if benefits have not yet been paid under the DPSP or RP.

        As of the applicable date provided above, the Committee shall determine the Virtual RP Benefit and the Actual RP Benefit. As of the same date the Committee shall determine the Annuity Value of the Virtual DPSP Account, if any, in the same manner as the Annuity Value of the Actual DPSP Account, if any, is determined under the RP. The benefit payable under this Plan, if any, shall equal:

          (i)    The greater of the Virtual RP Benefit or the Annuity Value of the Virtual DPSP Account; less

          (ii)   The Actual RP Benefit.

The benefit determined pursuant to the immediately preceding sentence shall be known as the Virtual Retirement Benefit.

        (b)   Form and Time of Payment.    The Participant's Virtual Retirement Benefit shall be converted to a lump sum benefit as of the date the Participant's DPSP or RP benefit is to be paid or either (i) prior to January 1, 2008, as of the October 31 preceding the distribution date of this Plan if the DPSP or RP benefit has not yet been paid, or (ii) on or after January 1, 2008, as of the last day of the fiscal quarter preceding the distribution date of this Plan if the DPSP or RP benefit has not yet been paid. The conversion shall be based on the same actuarial factors that would be used to convert an RP benefit from an annuity to a lump sum at the time of the conversion.

        The unpaid portion of the lump sum Virtual Retirement Benefits shall be credited with earnings as of (i) the date the Deferred Profit Sharing Plan and the Retirement Plan commenced distribution, or (ii) if the distributions have not commenced from the Deferred Profit Sharing Plan and the Retirement Plan, (A) prior to January 1, 2008, as of the October 31, or (B) on or after January 1, 2008, as of the last day of the fiscal quarter preceding distribution from the Plan. Such credited earnings shall be based on the ninety-day (90-day) Treasury bill rate in effect on the last day that such rates are published of the last day of the fiscal quarter preceding the distribution date.

        Benefits are payable under this Plan as specified below:

  (i)
  A Participant who Terminates on or before June 30, 2005 and elected to receive a distribution from the Deferred Profit Sharing Plan and Retirement Plan shall receive a benefit on or after January 1, 2006 in accordance with an election made by such Participant. In the event that the Participant has not made an election prior to January 1, 2006, such Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning on January 1, 2006 if such Participant's lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000), or (b) in a lump sum.

  (ii)
  A Participant who Terminates on or after July 1, 2005 but prior to January 1, 2006 and elected to receive a distribution from the Deferred Profit Sharing Plan and Retirement Plan shall receive a benefit on or after January 1, 2007 in accordance with the election made by the Participant. In the event that the Participant has not made an election prior to January 1, 2006, such Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning on January 1, 2007 if such Participant's lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000), or (b) in a lump sum.

  (iii)
  A Participant who Terminates on or after January 1, 2006 but prior to January 1, 2008 shall commence to receive a benefit either (a) during the month of January immediately following such Participant's Termination Date if such Termination Date occurs during the first six (6) months of the year, or (b) during the month of the second January following the year in which the Termination Date occurs if such Termination Date occurs during the second six (6) months of the year. The Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning if such Participant's lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than one hundred fifty thousand dollars ($150,000), or (b) in a lump sum.

  (iv)
  A Participant who Terminates on or after January 1, 2008 shall commence to receive a benefit either (a) during the month of January immediately following such Participant's Termination Date if such Termination Date occurs during the first six (6) months of the year, or (b) during the month of July following the year of the Termination Date if such Termination Date occurs during the second six (6) months of the year. The Participant will receive a benefit on such payment date in the form of either (a) five (5) annual installments beginning if such Participant's lump sum equivalent of the Virtual Retirement Benefit as determined under this Section 5 is greater than the limit under Section 402(g)(1)(B) of the Code for the year in which such distribution occurs; provided, however, that the limit shall be determined taking into account any other plan or arrangement with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation § 1.409A-1(c)(2), or (b) in a lump sum.

Any distribution from the Plan will be subject to the following limitations:

  (i)
  Any annual installments shall be payable beginning in January or July, as provided in this paragraph (b), of the particular year; and

  (ii)
  The amount of each annual installment shall be determined by dividing the unpaid balance as of the last day of the prior Plan Year by the sum of the annual payments remaining to be made.

        (c)   Death of Participant.    If a Participant dies, without regard to whether he or she is employed by any member of the Affiliated Group at the time of death, his or her Beneficiary shall be the individual (or individuals) designated on the form prescribed by the Committee (or, in the absence of such a designation, his or her Beneficiary under the DPSP, or, in the absence of a DPSP benefit, his or her Beneficiary under the RP). Such Beneficiary shall be entitled to the unpaid portion (if any) of the Virtual Retirement Benefit determined under Section 5(a). Participant's Virtual Retirement Benefit shall be distributed to the Beneficiary in the form and at the time prescribed by the Plan under Section 5(b).

        (d)   Specified Employees.    Notwithstanding any other Plan provision, no payment to a "specified employee," as defined in Treasury Regulation 1.409A-1(i) shall commence earlier than six (6) months after the date of such individual's Termination Date (except in the case of a Termination due to death). The commencement of a validly elected payment should be delayed to the day that is at least six (6) months after such Termination Date.

SECTION 6.    FUNDING POLICY AND METHOD

        Benefits and administrative expenses shall be paid as needed solely from the general assets of the Company. This Plan shall be unfunded within the meaning of Section 4(b)(5) of ERISA. No contributions are required or permitted from any Participant.

SECTION 7.    ADMINISTRATION

        The Plan shall be administered by the Committee. No member of the Committee shall become a Participant in the Plan. The Committee shall make such rules, interpretations and computations as it may deem appropriate, and any decision of the Committee with respect to the Plan, including (without limitation) any determination of eligibility to participate in the Plan and any calculation of benefits under the Plan shall be conclusive and binding on all persons. Those responsibilities of the Committee that do not involve the exercise of its discretion may be performed on behalf of the Committee by the Company through its employees.

SECTION 8.    AMENDMENT AND TERMINATION OF THE PLAN

        The Company reserves the right to amend or terminate the Plan, subject to the requirements under Section 409A of the Code and the regulations promulgated thereunder, at any time by resolution of the Company's Board of Directors or by resolution of any proper delegatee of the Company's Board of Directors. Participants will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.

SECTION 9.    GENERAL PROVISIONS

        (a)   Choice of Law.    This Plan, and all rights under this Plan, shall be interpreted and construed in accordance with the law of the State of California.

        (b)   Assignment.    Except to comply with a domestic relations order defined under Treasury Regulation § 1.409A-3(j)(4)(ii), the interest and property rights of any person in the Plan or in any payment to be made under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 9(b) shall be void.

        (c)   Number.    Except as otherwise clearly indicated, the singular shall include the plural, and vice versa.

        (d)   Headings and Captions.    The headings and captions herein are provided for reference and convenience only and shall not be considered part of the Plan nor shall they be employed in the construction of the Plan.

        (e)   Competency to Handle Benefits.    If, in the opinion of the Committee, any person becomes unable to properly handle any property distributable to such person under the Plan, the Committee may make any reasonable arrangement for the distribution of Plan benefits on such person's behalf as it deems appropriate. Payment to anyone described in this Section 9(e) will release the Company from all further liability to the extent of the payment made.

        (f)    Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

        (g)   Tax Withholding.    If any Federal or state tax withholding or payroll tax is required with respect to a Participant's Virtual Retirement Benefit, the Committee shall make appropriate arrangements with the Participant for satisfaction of such obligation.

        (h)   No Employment Rights.    Nothing in the Plan, nor any action of the Committee or the Company pursuant to the Plan, shall be deemed to give any person any right to remain in the employ of the Company or affect the right of the Company to Terminate a Participant's or other person's employment at any time, with or without cause.

SECTION 10.    EXECUTION

        To record the adoption of the Plan as set forth herein, the Company has caused its Senior Vice President, General Counsel and Secretary to affix the Company's name and seal hereto this 27th day of November, 2007.

        AGILENT TECHNOLOGIES, INC.

By:	/s/ D. Craig Nordlund
D. Craig Nordlund, Senior Vice President, General Counsel and Secretary Agilent Technologies, Inc.

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  Exhibit 10.25
AGILENT TECHNOLOGIES, INC. SUPPLEMENTAL BENEFIT RETIREMENT PLAN (Amended and Restated Effective January 1, 2005) SECTION 1. ESTABLISHMENT AND PURPOSE OF PLAN
SECTION 2. DEFINITIONS
SECTION 3. ELIGIBILITY AND PARTICIPATION
SECTION 4. VIRTUAL DPSP ACCOUNTS
SECTION 5. VIRTUAL RETIREMENT BENEFIT
SECTION 6. FUNDING POLICY AND METHOD
SECTION 7. ADMINISTRATION
SECTION 8. AMENDMENT AND TERMINATION OF THE PLAN
SECTION 9. GENERAL PROVISIONS
SECTION 10. EXECUTION